EXECUTION COPY


                              STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT (this "AGREEMENT"), dated as of July 28, 2008 (the "EFFECTIVE DATE"), is made by and among Maguire Properties, Inc., a Maryland corporation (the "COMPANY"), on the one hand, and JMB Capital Partners Master Fund L.P., a Cayman Islands limited partnership, Smithwood Advisers, L.P., a California limited partnership, Smithwood General Partner, LLC, a California limited liability company, and Smithwood Partners, LLC, a California limited liability company (all parties other than the Company collectively, the "STOCKHOLDER GROUP"), on the other hand.

     WHEREAS, the Company and the Stockholder Group have agreed that it is in their mutual interests to enter into this Agreement, among other things, to set forth certain agreements concerning the composition of the board of directors of the Company and the Company's 2008 Annual Meeting of Stockholders (including all adjournments or postponements thereof (the "2008 ANNUAL Meeting")), as hereinafter described.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

     1.   NOMINATION TO THE BOARD.

          (a) INCREASE IN DIRECTORSHIPS. Promptly following the Effective Date (but in no event later than July 30, 2008), the Board of Directors of the Company (the "BOARD") shall, pursuant to the powers granted to the Board under
Article III of the Bylaws of the Company, increase the number of directorships by four until the time of the 2008 Annual Meeting. The Board shall promptly (but in no event later than July 30, 2008 with respect to the two Stockholder Group Designees (as defined below) identified below) elect Paul Watson (the
"COMPROMISE DIRECTOR") and the Stockholder Group Designees to fill the new directorships so created on the Board and to serve in such capacity from such date of election through the date of the 2008 Annual Meeting and until their successors are duly elected and qualify.

          (b) 2008 ANNUAL MEETING.  With respect to the 2008 Annual Meeting:

              (i) the Board and the Nominating and Corporate Governance Committee of the Board (collectively, "MANAGEMENT") shall nominate and recommend the following individuals ("STOCKHOLDER GROUP DESIGNEES") for election as directors of the Company for a term that expires at the 2009 Annual Meeting of Stockholders of the Company (the "2009 ANNUAL MEETING") and until their successors are duly elected and qualify:

                     o an individual to be named by the Stockholder Group, subject to the provisions of Section 5(b);
                     o  Cyrus Hadidi; and
                     o  Jonathan Brooks;


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              (ii) the terms of the following  members of the Board shall expire at the 2008 Annual Meeting and they shall not be nominated by Management for re-election:

                     o  Lawrence S. Kaplan;
                     o  Andrea L. Van de Kamp; and
                     o  Walter L. Weisman;

              (iii) promptly after their election as directors, the Board shall appoint Jonathan Brooks to the Compensation Committee, Cyrus Hadidi to the Audit Committee and the third Stockholder Group Designee to the Nominating and Corporate Governance Committee, and each (or their Stockholder Group Replacement Director (as defined below)) shall serve on such committee
     during  the  term  of  this  Agreement.   Committee   appointments  of  the
     Stockholder Group Designees shall be changed during the term of this Agreement only with the approval of a majority of the Stockholder Group Designees. One Stockholder Group Designee with the requisite qualifications selected by the Stockholder Group Designees shall also be appointed by the Board to any additional Board committee created during the term of this Agreement; and

              (iv) the Board and each member of the Stockholder Group shall use their reasonable best efforts to support the election to the Board of each of Nelson Rising, Christine Garvey, George Vandeman, the Compromise Director and the Stockholder Group Designees at the 2008 Annual Meeting.

          (c) Effective as of the 2008 Annual Meeting and thereafter during the term of this Agreement, (i) the number of directorships on the Board shall be seven, (ii) the Board shall not increase or decrease the number of directorships for service during such period (although the number of directorships for service as of and following the 2009 Annual Meeting may be increased or decreased if notice of such increase or decrease is given to the Stockholder Group on or before the date that is twenty (20) days prior to the advance notification deadline in the respect of the 2009 Annual Meeting) without the approval of a majority of the Stockholder Group Designees, and (iii) the Board shall not adversely revise the exculpation provisions in the Company's Charter or the indemnification or expense advance provisions in the Company's Bylaws, as either applies to any officers or directors of the Company as of the date of this Agreement. The parties agree that the 2009 Annual Meeting shall not be held prior to October 2, 2009.

     2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER GROUP. Each member of the Stockholder Group hereby represents and warrants to the Company as follows:

          (a) The Stockholder Group has beneficial ownership of 4,650,000 shares of common stock of the Company (the "COMMON STOCK") and has full and complete authority to enter into this Agreement and to vote and otherwise act with respect to the entire number of shares of the Common Stock which it or any of its members holds, or may hold, including any shares purchased in the future, in accordance with the terms of this Agreement. No "affiliate" or "associate" (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT ")) of the Stockholder Group beneficially owns any shares or rights to acquire shares of the Common Stock. No member of the Stockholder Group or Stockholder Group


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Designee  or  any  affiliate  thereof  has  engaged  in  any  hedging  or  other transaction or series of transactions or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such member or Stockholder Group Designee with respect to any share of stock or other security of the Company.

          (b) There are no other arrangements, agreements or understandings between the Stockholder Group and the Company or Management except as set forth in this Agreement.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

          (a) The Company hereby represents and warrants to the Stockholder Group that there are no other arrangements, agreements or understandings between the Stockholder Group and the Company or Management except as set forth in this Agreement.

          (b) The Company agrees to notify Bill Cassin of Schulte Roth & Zabel, and Cyrus Hadidi, by telephone and email, and David Rosewater, Marc Weingarten and Jonathan Brooks (together, the "PROPOSAL NOTICE RECIPIENTS") by email, at the numbers and email addresses in Section 16(b) below, immediately following the receipt by the Company of any proposal or notice of nomination in respect of the 2008 Annual Meeting if such proposal or notice is received prior to 11:59 pm on the last date on which nominations or proposals submitted to the Company for consideration at the 2008 Annual Meeting would be considered timely under the Company's Bylaws (which date the Company has informed the Stockholder Group is August 3, 2008 (as such date may be extended should a court so determine, the "ADVANCE NOTICE TERMINATION DEADLINE")). In the event that such a proposal or notice is received, the Company agrees that the Stockholder Group shall have 24 hours from the time the Company notifies the Proposal Notice Recipients of receipt of a proposal or notice to submit a notice of its intent to nominate directors and to make any other proposals it deems necessary (the "JMB NOMINATION NOTICE"). The Company agrees that the JMB Nomination Notice, if received within such 24 hour period, shall be considered timely for purposes of the Company's Bylaws and for all other purposes, and the Company waives any claim that such notice and the nominations contained therein are invalid under the Company's Bylaws or otherwise.

4.       CONDITIONS AND COVENANTS OF THE STOCKHOLDER GROUP.

          (a) CONDITION TO NOMINATION. The continued service of the Stockholder Group Designees as directors prior to the 2008 Annual Meeting and the nomination of the Stockholder Group Designees for election to the Board by Management for the 2008 Annual Meeting shall be subject to the condition that no "person" or "group" (for purposes of this Agreement, as such terms are defined and used in the Exchange Act) other than the Stockholder Group shall have submitted a proposal or nominee or slate of nominees for election to the Board prior to the Advance Notice Termination Deadline.

          (b) COVENANTS OF THE STOCKHOLDER GROUP. At all times from and after the date hereof until the termination of this Agreement, each member of the Stockholder Group shall, and


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shall cause the  Stockholder  Group  Designees  to,  comply  with the  following covenants and provisions:

              (i) Until the termination of this Agreement, the Stockholder Group shall, and shall cause each of the Stockholder Group Designees to, support each of Management's nominees and the Compromise Director for election as a director at the 2008 Annual Meeting. Effective as of August 4, 2008, assuming the condition set forth in Section 4(a) has been met, the Stockholder Group agrees, and shall cause each of the Stockholder Group Designees, to irrevocably withdraw any proposal, proposed nominee or slate of nominees with respect to the 2008 Annual Meeting and the Company may treat any such proposal or nomination as null and void and not include such proposal or nomination in the Company's proxy statement or allow it to be presented at the 2008 Annual Meeting. From and after August 4, 2008 until the termination of this Agreement, (i) the Stockholder Group shall not, and shall cause each of the Stockholder Group Designees not to, submit any proposal or nomination to the Company including any proposal to nominate any individual or group of members for election to the Board, and (ii) the Company shall be entitled to treat any such proposal or nomination as null and void and not include such proposal or nomination in the Company's proxy statement or allow it to be presented at the 2008 Annual Meeting.

              (ii) Concurrently with the execution of this Agreement (or upon election as a director with respect to the third Stockholder Group Designee or any Stockholder Group Replacement Director), the Stockholder Group shall cause each Stockholder Group Designee to deliver to the Company an executed, blank-dated irrevocable resignation as a director in the form attached hereto as Exhibit A, which shall be effective upon: (A) any termination of this Agreement pursuant to the terms set forth herein; (B) any death or disability of such Stockholder Group Designee; (C) the termination of employment of such Stockholder Group Designee with the Stockholder Group, unless the Stockholder Group has otherwise notified the Company in writing within ten (10) days of such termination that it wishes such Stockholder Group Designee to continue as its designee at the time of such termination; or (D) a reduction in the number of Stockholder Designees pursuant to Section 11(a)(i), (ii) or (iii), respectively (with each Stockholder Group Designee resignation specifying with respect to which subsection his resignation relates).

5.       REPLACEMENT OF DIRECTORS.

          (a) Upon the death, disability or resignation as a director of any director other than a Stockholder Group Designee or the Compromise Director, the remaining directors (excluding the Stockholder Group Designees and the Compromise Director) shall be entitled to designate a replacement (the "REPLACEMENT DIRECTOR") for the vacancy resulting therefrom. The Replacement Director shall be promptly reviewed and recommended by the Nominating and Corporate Governance Committee of the Board and elected by the Board.


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          (b)  Upon the death, disability  or  resignation  (except  pursuant to
SECTION 11(a)) as a director of any Stockholder Group Designee, the Stockholder Group shall be entitled to designate a replacement (a "STOCKHOLDER GROUP REPLACEMENT DIRECTOR") for any vacancy resulting therefrom. The Stockholder Group Replacement Director shall be promptly reviewed and recommended by the Nominating and Corporate Governance Committee of the Board and elected by the Board, provided that the Board (excluding the Stockholder Group Designees) does not advance a reasonable objection to such Stockholder Group Replacement Director (in which case such Stockholder Group Replacement Director shall not be elected), and provided further, that if the Board (excluding the Stockholder Group Designees) does advance a reasonable objection to such Stockholder Group Replacement Director, the Stockholder Group shall be entitled to designate a further Stockholder Group Replacement Director or Stockholder Group Replacement Directors subject to the terms herein, until such time as a Stockholder Group Replacement Director is elected to the Board.

          (c) Upon the death, disability or resignation as a director of the Compromise Director, the remaining directors (excluding the Stockholder Group
Designees)  shall  be  entitled  to  designate  a  replacement  (a  "REPLACEMENT
COMPROMISE DIRECTOR") for the vacancy resulting therefrom. The Compromise Replacement Director shall be promptly reviewed and recommended by the Nominating and Corporate Governance Committee of the Board and elected by the Board, provided that the Stockholder Group Designees do not advance a reasonable objection to such Replacement Compromise Director (in which case such Replacement Compromise Director shall not be elected), and provided further, that if the Stockholder Group Designees do advance a reasonable objection to such Replacement Compromise Director, the remaining directors (excluding the Stockholder Group Designees) shall be entitled to designate a further Replacement Compromise Director or Replacement Compromise Directors subject to the terms herein, until such time as a Replacement Compromise Director is elected to the Board.

6.       STOCKHOLDER GROUP'S PROHIBITED CONDUCT.

          (a) Except as otherwise stated in this Agreement, until the termination of this Agreement, each member of the Stockholder Group, together with the Stockholder Group Designees and any and all of their affiliates, associates or other persons acting in concert therewith, shall be prohibited from (and shall cause any such person to refrain from):

              (i) acquiring, offering or proposing to acquire, directly or indirectly, or retaining ownership of, any of the Common Stock in excess of the Stockholder Group's current "beneficial ownership" (for purposes of this Agreement, as such term is defined under Section 13(d) of the Exchange
     Act) as of the date of this Agreement;

              (ii) forming, joining or in any way participating in any "group" (for purposes of this Agreement, as understood under Section 13(d) of the Exchange Act) with respect to the Common Stock;

              (iii) financing, assisting or encouraging anyone to acquire beneficial ownership of the Common Stock for the purpose of influencing control over the business or operations of the Company;


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              (iv)   soliciting  proxies or consents,  engaging in a referendum, supporting a "withhold the vote campaign," giving voting advice to any third party, or participating in, encouraging or financing any of the foregoing;

              (v) seeking, either alone or in concert with others, to (A) call any special meeting of stockholders, (B) make or be the proponent of any stockholder proposal, (C) nominate any person or group for election to, or make any request to increase or decrease the number of members on, the Board (except as provided in this Agreement), (D) remove any member of the Board (except any Stockholder Group Designee), or (E) seek any additional representation on the Board (except as provided in this Agreement);

              (vi) entering into a voting agreement, voting trust or similar agreement or arrangement, or depositing any of the Common Stock into any voting trust, or subjecting any of the Common Stock to any arrangement or understanding with respect to the voting rights of the Common Stock (other than solely a proxy given with respect to the 2009 Annual Meeting);

              (vii) making any public announcement with respect to any proposal or offer involving, or proposing to enter into, or assisting, encouraging or financing any other person in connection with, directly or indirectly, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or any other transaction of or involving the Company, except as required by law;

              (viii) making any public announcement or remarks (A) critical of the Company, its present or former officers or directors, (B) in favor of any proposal opposed by a majority of the Board, or (C) regarding any of the foregoing in this section;

              (ix) commencing any litigation against the Company or its present or former officers or directors, other than with respect to a breach of this Agreement;

              (x) making any public request to amend, waive or terminate this Agreement, or bringing any action to contest the validity thereof; or

              (xi)   otherwise   taking,  causing,   promoting,  supporting   or
     financing others to take, any action inconsistent with any of the foregoing in this section.

          (b) Each member of the Stockholder Group will be liable for any violation of Section 6(a) by any member of the Stockholder Group or any of the Stockholder Group Designees and any and all of their affiliates, associates or other persons acting in concert therewith.


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      7.  COMPANY  PROHIBITED  CONDUCT.  Except  as  otherwise  stated  in  this
Agreement, until the termination of this Agreement, Management, together with any or all of their affiliates, associates or other persons acting in concert therewith, shall be prohibited from: making any public announcement or remarks that constitute an ad hominem attack on or that disparage the Stockholder Group or its officers, directors managers or partners or any Stockholder Group Designee.

      8. VOTING. During the term of this Agreement, each member of the Stockholder Group shall cause all shares of the Common Stock beneficially owned by the Stockholder Group to be present for quorum purposes at any annual or special meeting of stockholders, and to be voted for each of the Management's nominees for election as directors.

      9. DISPOSITIONS. Without the prior written consent of the Company, each member the Stockholder Group shall be prohibited from selling or otherwise transferring more than 240,000 shares of the Common Stock beneficially owned by it (treating all sales or transfers by members of the Stockholder Group in the aggregate) to any person, entity or group ("THIRD PARTY") in a negotiated transaction or series of related transactions, unless the Stockholder Group obtains a representation from such Third Party stating that after such sale or transfer, the Third Party would not beneficially own greater than 4.9% of the Common Stock, and that the Stockholder Group has no reasonable grounds to believe that such representation is not accurate.

      10. CERTIFICATION OF OWNERSHIP. Each member of the Stockholder Group shall, upon request of the Company from time to time, certify to the Company as to the amount of shares each member of the Stockholder Group beneficially owns (determined in compliance with Schedule 13D and Rule 13d-3 under the Exchange
Act). The Stockholder Group shall promptly disclose in reasonable detail to the Company if member of the Stockholder Group or Stockholder Group Designee or any affiliate thereof has engaged in any hedging or other transaction or series of transactions or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such member or Stockholder Group Designee with respect to any share of stock or other security of the Company.

      11. REDUCTION OF STOCKHOLDER GROUP DESIGNEES AND TERMINATION.

          (a) The number of Stockholder Group Designees serving and entitled to serve as director shall be reduced upon the occurrence of the following events:

              (i) from three members to two, upon the Stockholder Group having beneficial ownership of less than 6.5% (determined in compliance with Schedule 13D and Rule 13d-3 under the Exchange Act) of the shares of the Common Stock outstanding as of the date hereof;

              (ii) from two members to one, upon the Stockholder Group having beneficial ownership of less than 5% (determined in compliance with Schedule 13D and Rule 13d-3 under the Exchange Act) of the shares of the Common Stock outstanding as of the date hereof; and


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              (iii)  from one member to none, upon the  Stockholder Group having beneficial ownership of less than 3% (determined in compliance with Schedule 13D and Rule 13d-3 under the Exchange Act) of the shares of the Common Stock outstanding as of the date hereof.

          (b)  This  Agreement  shall  terminate  upon   the  earliest   of  the
following:

              (i) prior to the Advance Notice Termination Deadline, any person or group (other than the Stockholder Group) shall have submitted a proposal for consideration at the 2008 Annual Meeting or nominee or slate of nominees for election to the Board at the 2008 Annual Meeting;

              (ii) the Stockholder Group having beneficial ownership of less than 3% (determined in compliance with Schedule 13D and Rule 13d-3 under the Exchange Act) of the shares of the Common Stock outstanding as of the date hereof;

              (iii) any person becoming the beneficial owner of more than 50% (determined in compliance with Schedule 13D and Rule 13d-3 under the Exchange Act) of the Company's voting stock, including as a result of any merger, acquisition or other type of business combination, provided, that the Stockholder Group has an opportunity to sell or exchange the Common Stock beneficially owned by it in such transaction pro rata with other public stockholders (it being understood that pro rata participation excludes any different consideration received by Mr. Robert F. Maguire III and related entities as a result of the Company's contractual obligations to provide tax deferral opportunities to them as of the date hereof and consideration received by the Company's officers, directors and employees);

              (iv) upon any member of the Stockholder Group's (together with any and all of their affiliates, associates or other persons acting in concert therewith), or any Stockholder Group Designee's, engagement in any of the prohibited activities set forth in Section 6(a) above (other than engagement in such activities that is immaterial in the aggregate), following receipt of written notice from the Company and a three (3) day opportunity to cure (if curable);

              (v) upon any other material breach of this Agreement by any member of the Stockholder Group (together with any and all of their affiliates, associates or other persons acting in concert therewith) or any of the Stockholder Designees, following receipt of written notice from the Company and a three (3) day opportunity to cure (if curable);

              (vi) upon any material breach of this Agreement by the Company, following receipt of written notice from the Stockholder Group and a three
     (3) day opportunity to cure (if curable);

              (vii)  immediately   prior  to   the  2009   Annual   Meeting   of
     Stockholders of the Company;


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              (viii) upon the Company's  receipt of notice from the  Stockholder
     Group that it intends to conduct a proxy contest with respect to the 2009 Annual Meeting; or

              (ix) the date on which there are no Stockholder Group Designees on the Board.

      12. RELEASE AND WAIVER.

          (a) The Stockholder Group, for the benefit of the Company and each of the Company's controlling persons, officers, directors, stockholders, agents, affiliates, employees, attorneys and assigns, past and present, in their capacity as such (the Company and each such person being a "COMPANY RELEASED PERSON"), hereby forever waives and releases, and covenants not to sue, any of the Company Released Persons for any claim or cause of action based on any act, omission, or failure to act by the Company Released Persons, whether known or unknown, which occurred prior to the Effective Date; provided, however, this waiver and release and covenant not to sue shall not include the right to sue to enforce the terms of this Agreement and does not extend to acts which are criminal.

     THE STOCKHOLDER GROUP HEREBY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL, AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE
SECTION 1542, WHICH PROVIDES AS FOLLOWS:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     BEING AWARE OF SAID CODE SECTION, THE STOCKHOLDER GROUP HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          (b) The Company, for the benefit of any member of the Stockholder Group and each of such member's controlling persons, officers, directors, stockholders, agents, affiliates, employees, attorneys and assigns, past and present, in their capacity as such (each such person being a "STOCKHOLDER GROUP RELEASED PERSON"), hereby forever waives and releases and covenants not to sue, for any claim or cause of action based on any act, omission or failure to act by such Stockholder Group Released Person, whether known or unknown, which occurred prior to the Effective Date; provided, however, that this waiver and release and covenant not to sue shall not include the right to sue to enforce the terms of this Agreement and does not extend to acts which are criminal.

          THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL, AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME

OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          BEING AWARE OF SAID CODE SECTION, THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          (c) The releases contained above shall survive the termination of the Agreement.

      13. PUBLIC ANNOUNCEMENT. The parties shall disclose the existence of this Agreement within two (2) business days after its execution pursuant to a joint press release in the form attached hereto as EXHIBIT B, and the Company shall file a corresponding Form 8-K; PROVIDED, HOWEVER, that neither party shall disclose the existence of this Agreement until the press release is issued. The Stockholder Group shall file a corresponding amendment to its Schedule 13D.

      14. MATERIAL NONPUBLIC INFORMATION. In connection with this Agreement and the Stockholder Group's ongoing relationship with the Company, there may be instances in which material nonpublic information concerning the Company will be divulged to members of the Stockholder Group or its affiliates or associates who are not at that time members of the Board by the Company, the Stockholder Group or the Stockholder Group Designees. The Stockholder Group expressly acknowledges that federal and state securities laws prohibit any person who misappropriates material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Company represents to the Stockholder Group that the requirement set forth in the Insider Trading Policy that Covered Persons obtain the pre-clearance of the Compliance Officer prior to trading in securities of the Company is applied by the Company only in the event that there is in effect a general limitation on such trading applicable to all Covered Persons (as defined in the Insider Trading Policy).

      15. REMEDIES. The Company and the Stockholder Group acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party's rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys' fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

      16. NOTICES.

          (a) All notice requirements and other communications (other than notices provided in Section 3(b)) shall be deemed given when delivered or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed to the Stockholder Group or the Company as follows:

     The Company:

           Jonathan L. Abrams
           Senior Vice President, General Counsel and Secretary
           Maguire Properties, Inc.
           355 S. Grand Avenue, Suite 3300
           Los Angeles, California 90071

     With a copy to:

           Julian T.H. Kleindorfer
           Latham & Watkins LLP
           355 South Grand Avenue
           Los Angeles, California 90071

     The Stockholder Group:

           Jonathan Brooks
           c/o Smithwood Advisors, L.P.
           1999 Avenue of the Stars, Suite 2040
           Los Angeles, CA 90067

     With a copy to:

           Marc Weingarten
           David Rosewater
           Schulte Roth & Zabel LLP
           919 Third Avenue
           New York, NY 10022

          (b) The notice required by Section 3(b) shall be delivered to all the following recipients at the following phone numbers and email addresses:

       Bill Cassin:  William.cassin@srz.com

       Cyrus Hadidi: email:cyrus@jmbcapital.com

       David Rosewater: David.Rosewater@srz.com

       Marc Weingarten: Marc.Weingarten@srz.com

       Jon Brooks: Jon@jmbcapital.com

      17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

      18. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      19. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

      21.  SEVERABILITY.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      22. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

      23. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement. Section 3(b), Section 12, and Sections 16 through 27 and any claims arising out of or relating to breaches of this Agreement occurring prior to the termination of this Agreement (regardless if brought following the termination of this Agreement) shall survive termination of this Agreement.

      24. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

      25. FURTHER ACTION. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

      26. CONSENT TO JURISDICTION. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any United States Federal or state court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Agreement and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

      27. EXPENSES. Upon receipt of satisfactory documentation, the Company shall be responsible for certain reasonable expenses incurred by the Stockholder Group prior to the date hereof in an amount of up to $100,000 in connection with the execution and delivery of this Agreement by the Stockholder Group.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have executed this Stockholder Agreement as of the date first set forth above.

MAGUIRE PROPERTIES, INC.,               JMB Capital Partners Master Fund L.P.,
a Maryland corporation                  a Cayman Island limited partnership

By: /s/ Nelson Rising                   By:  Smithwood Partners, LLC,
--------------------------                   General Partner
Its: President and Chief Executive
     Officer                            By: /s/ Jonathan Brooks
                                           ----------------------------------
                                        Name: Jonathan Brooks
                                        Its:  Managing Member



                                        Smithwood Advisers, L.P.,
                                        a California limited partnership

                                        By:  Smithwood General Partner, LLC
                                             General Partner

                                        By: /s/ Jonathan Brooks
                                           ----------------------------------
                                        Name: Jonathan Brooks
                                        Its:  Managing Member



                                        Smithwood General Partner, LLC,
                                        a California limited liability company

                                        By: /s/ Jonathan Brooks
                                           ----------------------------------
                                        Name: Jonathan Brooks
                                        Its:  Managing Member



                                        Smithwood Partners, LLC,
                                        a California limited liability company

                                        By: /s/ Jonathan Brooks
                                           ----------------------------------
                                        Name: Jonathan Brooks
                                        Its:  Managing Member

                                    EXHIBIT A

                        [FORM OF IRREVOCABLE RESIGNATION]



[Date]

Attention: Chairman of the Board of Directors of Maguire Properties, Inc.


     Reference is made to that certain Stockholder Agreement, dated as of ___________, 2008 (the "AGREEMENT"), by and among Maguire Properties, Inc., a Maryland corporation, on the one hand, and JMB Capital Partners Master Fund L.P., a Cayman Islands limited partnership, Smithwood Advisers, L.P., a California limited partnership, Smithwood General Partner, LLC, a California limited liability company, and Smithwood Partners, LLC, a California limited liability company, on the other hand. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

     In accordance with the Agreement, I hereby tender my irrevocable resignation as a director of the Board, effective upon the occurrence of any of the events set forth in Section 4(b)(iii) of the Agreement. In the event that this resignation shall become effective pursuant to Section 4(b)(ii)(D) of the Agreement, I hereby designate that my resignation is pursuant to Section 11(a)[__] of the Agreement.

     This resignation may not be withdrawn by me or the Stockholder Group at any time during the term of the Agreement.

                                              Very truly yours,


                                              ---------------------------
                                              [Name]

                                    EXHIBIT B
                             [FORM OF PRESS RELEASE]


                   MAGUIRE PROPERTIES TO ADD NEW BOARD MEMBERS

LOS ANGELES, July 29, 2008 -- Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today announced that it will elect four additional directors to its Board as part of an agreement reached with JMB Capital Partners Master Fund L.P.

Under the terms of the stockholder agreement, the Board of Directors of the Company will be temporarily increased to ten members and the following individuals will be elected to fill the new directorships created on the Board:
Jonathan Brooks, Cyrus Hadidi, Paul Watson and a JMB Capital nominee to be named shortly. Further, with respect to the 2008 Annual Meeting of Stockholders of the
Company: (i) the Nominating and Corporate Governance Committee of the Board will nominate and recommend current Directors Christine Garvey, Nelson Rising and George Vandeman as well as Messrs. Brooks, Hadidi, and Watson for election to the Board along with a yet to be named JMB Capital nominee for a term that expires at the 2009 Annual Meeting of Stockholders; and (ii) Lawrence S. Kaplan, Andrea L. Van de Kamp and Walter L. Weisman will not stand for re-election and the Board will be reduced to seven members.

In addition, the JMB group has agreed to withdraw any proposal or proposed nominees or slate of nominees for consideration at the 2008 Annual Meeting and will not make any other proposals or nominations to the Company during the term of the stockholder agreement.

Mr. Brooks is the founder and general partner of JMB Capital Partners, an investment partnership formed in 2002. JMB Capital Partners manages over $1.2 billion in assets. Mr. Brooks received his MBA from the University of Chicago and his B.S. in Business Finance from the University of Southern California.

Mr. Hadidi joined JMB Capital shortly after inception in 2002 and currently serves as the co-portfolio manager of the Fund, as well as Chief Operating Officer for the partnership. Mr. Hadidi received his MBA from Harvard Business School in 2002, where he graduated as a George F. Baker Scholar and a John Loeb Fellow in Finance. Mr. Hadidi received a B.A. in History and Rhetoric (dual majors) from the University of California at Berkeley in 1996.

Mr. Watson is the retired Vice Chairman of Wells Fargo Bank NA, where he was responsible for wholesale and commercial banking, and headed the company's nationwide commercial, corporate and treasury management businesses. Prior to his 45-year tenure at Wells Fargo, Mr. Watson served as 1st Lieutenant in the United States Army. Mr. Watson received a Bachelor of Arts degree from the University of San Francisco and a certificate from the Stanford graduate school of management.

Mr. Rising, President and Chief Executive Officer of Maguire, commented, "Over the past two months, we have taken a series of steps to better position our Company for the future, and we have made considerable progress. With this agreement, we will be able to focus our full attention on the strategic initiatives we have underway to deliver value for our stockholders. We look forward to the contributions of our new Board members."

Mr. Brooks commented "We are pleased to be joining the Board. As significant shareholders in the Company, we think it is important to have a Board focused on delivering shareholder value. We have supported Mr. Rising's strategic direction for the company, and believe that these appointments continue the positive changes at Maguire. We would also like to extend our thanks to the existing Board for reaching this agreement, which allows the company to remain focused on executing its business plan without unnecessary distractions."

The Company will file the full text of the stockholder agreement with the Securities and Exchange Commission.

ABOUT MAGUIRE PROPERTIES, INC.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern
California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company's website at www.maguireproperties.com.

BUSINESS   RISKS

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants' financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company's growth and expansion into new markets to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with joint ventures; risks associated with our company's potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company's dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Maguire  Properties,  Inc.
Peggy Moretti,  213-613-4558
Senior Vice  President, Investor and Public Relations